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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We have issued our report dated June 15, 2000, accompanying the statements and schedules included in the Annual Report of Ingram Micro 401(k) Investment Savings Plan on Form 11-K for the year ended December 31, 1999. We hereby consent to the incorporation by reference of said report in the Registration Statement of Ingram Micro Inc. on Form S-8 (File No. 333-43447, effective December 30, 1997).


Stephens, Reidinger & Beller LLP


Irvine, California
June 26, 2000